EXHIBIT 25.9

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Bank One, National Association

(Exact name of trustee as specified in its charter)

A National Banking Association	36-0899825
(I.R.S. employer identification number)

1 Bank One Plaza, Chicago, Illinois	60670-0126
(Address of principal executive offices)	(Zip Code)

Bank One, National Association

1 Bank One Plaza, Suite IL1-0801

Chicago, Illinois 60670-0801

Attn: John R. Prendiville (312) 732-1830

(Name, address and telephone number of agent for service)

The Bank of New York Company, Inc.

(Exact name of obligor as specified in its charter)

New York	13-2614959
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One Wall Street
New York, New York	10286
(Address of principal executive offices)	(Zip Code)

Guarantee of Trust Preferred Securities

Of BNY Capital VI

(Title of Indenture Securities)

Item 1.    General Information.    Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

(b)    Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations With the Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

No such affiliation exists with the trustee.

Item 16.  List of exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

1.    A copy of the articles of association of the trustee now in effect.*

2.    A copy of the certificates of authority of the trustee to commence business.*

3.    A copy of the authorization of the trustee to exercise corporate trust powers.*

4.    A copy of the existing by-laws of the trustee.*

5.    Not Applicable.

6.    The consent of the trustee required by Section 321(b) of the Act.

7.    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.    Not Applicable.

9.    Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 10th day of January, 2003.

Bank One, National Association,
Trustee

By    /s/ John R. Prendiville
        John R. Prendiville
        Senior Counsel

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

January 10, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of guarantee agreement between The Bank of New York Company, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

Bank One, National Association

By    /s/ John R. Prendiville
        John R. Prendiville
        Senior Counsel

EXHIBIT 7

Legal Title of Bank:	Bank One, NA	Call Date: 9/30/02
Address:	1 Bank One Plaza		Cert #: 03618	Page RC-1
City, State Zip:	Chicago, IL 60670

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for September 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

	Dollar Amounts in thousands		C300
	RCON	BIL MIL THOU
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):	RCON
a. Noninterest-bearing balances and currency and coin(1)	0081	18,533,000	1.a
b. Interest-bearing balances(2)	0071	2,933,000	1.b
2. Securities
a. Held-to-maturity securities(from Schedule RC-B, column A)	1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	46,289,000	2.b
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices	B987	8,550,000
b. Securities Purchased under agreements to resell	B989	1,424,000	3.
4. Loans and lease financing receivables: (from Schedule RC-C):	RCON
a. Loans and leases held for sale	5369	2,810,000	4.a
b. Loans and leases, net of unearned income	B528	113,615,000	4.b
c. LESS: Allowance for loan and lease losses	3123	2,984,000	4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	110,631,000	4.d
5. Trading assets (from Schedule RC-D)	3545	5,067,000	5.
6. Premises and fixed assets (including capitalized leases)	2145	1,178,000	6.
7. Other real estate owned (from Schedule RC-M)	2150	73,000	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	171,000	8.
9. Customers’ liability to this bank on acceptances outstanding	2155	219,000	9.
10. Intangible assets
a. Goodwill	3163	510,000	10.a
b. Other intangible assets (from Schedule RC-M)	0426	1,000	10.b
11. Other assets (from Schedule RC-F)	2160	7,855,000	11.
12. Total assets (sum of items 1 through 11)	2170	206,244,000	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Legal Title of Bank:	Bank One, N.A.	Call Date: 9/30/02
Address:	1 Bank One Plaza		Cert #” 03618	Page RC-2
City, State Zip:	Chicago, IL 60670

Schedule RC-Continued

	Dollar Amounts in Thousands
LIABILITIES
13. Deposits:	RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200	111,004,000	13.a
(1) Noninterest-bearing(1)	6631	41,460,000	13.a1
(2) Interest-bearing	6636	69,544,000	13.a2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	22,952,000	13.b
(1) Noninterest-bearing	6631	850,000	13.b.1
(2) Interest-bearing	6636	22,102,000	13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase	RCFN
a. Federal funds purchased in domestic offices(2)	B993	7,440,000	14.a
b. Securities sold under agreements to repurchase(3)	RCFD B995	8,927,000	14.b
15. Trading Liabilities (from Schedule RC-D)	3548	4,784,000	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	22,113,000	16.
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	2920	219,000	18.
19. Subordinated notes and debentures(2)	3200	4,564,000	19.
20. Other liabilities (from Schedule RC-G)	2930	8,321,000	20.
21. Total liabilities (sum of items 13 through 20)	2948	190,324,000	21.
22. Minority interest in consolidated subsidiaries	3000	63,000	22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	201,000	24.
25. Surplus (exclude all surplus related to preferred stock)	3839	8,457,000	25.
26. a. Retained earnings	3632	6,936,000	26.a
b. Accumulated other comprehensive income(3)	B530	263,000	26.b
27. Other equity capital components(4)	A130	0	27.
28. Total equity capital (sum of items 23 through 27)	3210	15,857,000	28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	3300	206,244,000	29.

Memorandum
To be reported only with the March Report of Condition

1.    Indicate in the box at the right the number of the statement below that best describes the
        most comprehensive level of auditing work performed for the bank by independent external         auditors as of any date during 2001
RCON Number	Number M.I.
6724 N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
2 =   Independent audit of the bank’s parent holding company
    conducted in accordance with generally accepted auditing
    standards by a certified public accounting firm which
    submits a report on the consolidated holding company
    (but not on the bank separately)
6 = Review of the bank’s financial statements by external auditors 7 = Compilation of the bank’s financial statements by external auditors 8 = Other audit procedures (excluding tax preparation work)
3 = Attestation on bank management’s assertion on the effectiveness of internal control over financial reporting by a certified public accounting firm.	9 = No external audit work
4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.